Exhibit 99.2

Kopin Announces Pricing of Public Offering

Jan 25, 2023

WESTBOROUGH, Mass. – Kopin Corporation (Nasdaq: KOPN), a leading provider of application-specific optical solutions for defense, enterprise, industrial, and consumer products, today announced that it has priced an underwritten public offering of 14,000,000 shares of its common stock at a public offering price of $1.00 per share. In addition, in lieu of common stock to certain investors, Kopin today announced the pricing of its public offering of pre-funded warrants to purchase up to 6,000,000 shares of common stock at a public offering price of $0.99 per pre-funded warrant, which equals the public offering price per share of the common stock less the $0.01 per share exercise price of each pre-funded warrant. In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 3,000,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

The aggregate gross proceeds from the Offering will be approximately $19.9 million, before deducting discounts and commissions and other estimated offering expenses. Kopin intends to use the net proceeds it receives from the offering for working capital and general corporate purposes. The offering is expected to close on January 27, 2023, subject to the satisfaction of customary closing conditions.

Stifel is acting as sole book running manager in connection with the public offering. H.C. Wainwright & Co. is acting as financial advisor to the Company.

This offering is being made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on January 24, 2023, copies of which may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. The final prospectus supplement and accompanying base prospectus may also be obtained, when available, by sending a request to: Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s ordinary shares or any other securities, and there shall not be any offer, solicitation, or sale of securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

About Kopin

Kopin Corporation is a leading provider of application-specific optical solutions for defense, enterprise, industrial, and consumer products. Kopin’s technology portfolio includes ultra-small microdisplays (AMLCD, OLED, FLCOS and MicroLED displays), optics, speech enhancement technology, and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “intends,” “expects,” “believes,” “can,” “will,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. These forward-looking statements include statements about the offering and Kopin’s intended use of proceeds generated from the offering. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, as updated from time to time in our Securities and Exchange Commission filings.

Kopin Investor Relations

Richard Sneider, (508) 870-5959

CFO

rsneider@kopin.com

OR

JoAnn Horne, (415) 445-3233

Market Street Partners

JHorne@marketstreetpartners.com